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                                                                    EXHIBIT 23.5



                     [DEGOLYER AND MACNAUGHTON LETTERHEAD]




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


      We hereby consent to the incorporation by reference of our name in the Annual Report on Form 10-K of Seagull Energy Corporation and subsidiaries for the year ended December 31, 1998, into the Registration Statement on Form S-3 of Ocean Energy, Inc. (formerly known as Seagull Energy Corporation) to which this consent is an exhibit. We further consent to the reference to our firm under the heading "Experts" in the Registration Statement.


                              /s/ DEGOLYER AND MACNAUGHTON

                              DeGOLYER and MacNAUGHTON





Dallas, Texas
May 27, 1999